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                                                                    Exhibit 23.4

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-63615 of NTL Incorporated on Form S-3 of our report dated February 27, 1998, appearing in Registration Statement No. 333-64727 of NTL Incorporated on Form S-4, on the consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 of Cable London PLC and subsidiaries, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement on Form S-3.




/s/ Deloitte & Touche
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London, England
October 12, 1998